Exhibit 10.7

Loan Agreement

Lender: Ningbo Skycorp Solar Co., Ltd

Borrower: Gaokui Zhang

To clarify the responsibilities, both parties signed this agreement on the basis of complying with the Civil Code of the People’s Republic of China, so as to jointly abide by it.

1. Loan amount: RMB¥5,002,904 (US$703,653)

2. Loan Term, Interest Rate and Interest Calculation

The borrowing period is from September 30, 2022 to September 30, 2023.

The monthly loan interest rate is 0%.

The long-term borrowing interest rate is paid once a year in accordance with national regulations. If the state adjusts interest rates during the execution of the agreement, the interest rates under this agreement will be adjusted accordingly and shall be subject to the interest rate adjustment documents of the People’s Bank of China. The lender does not need to notify the borrower separately. The lender will charge the borrower interest monthly, and the borrower will pay interest on a monthly basis. The loan note for the loan is an important supplement to the content of this agreement and has the same legal effect as this agreement.

3. Liability for Breach of Agreement

3.1 The borrower shall repay the loan on time as agreed in the agreement. If the borrower fails to repay the loan on time, the borrower shall pay the lender an overdue interest of 0.8% of the loan amount.

3.2 The breaching party shall bear the non-breaching party’s litigation fees, attorney fees, investigation fees, travel expenses, execution fees, preservation fees and other expenses incurred in realizing the creditor’s rights.

4. Dispute Resolution

Any dispute arising out of this agreement shall first be resolved through friendly negotiation. If the parties fail to negotiate and resolve the relevant dispute within thirty days, either party shall submit the dispute to the Ningbo Arbitration Commission for arbitration in Ningbo in accordance with the arbitration rules currently in effect at the time of submission for arbitration. The arbitral award shall be final and shall be binding upon all parties.

5. Agreement Modification

Both parties may modify or terminate this agreement in writing upon agreement through negotiation.

6. Effectiveness of the Agreement

This agreement is made in two copies, with each party holding one copy. It will take effect after being signed or sealed by both parties.

Party A (lender): Ningbo Skycorp Solar Co., Ltd		Party B (borrower): Gaokui Zhang

(seal):	/s/ Ningbo Skycorp Solar Co., Ltd	(signature):	/s/ Gaokui Zhang

Date: September 30, 2022		Date: September 30, 2022